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                                                                   Exhibit 8.01

                                   May 8, 2001

Lehman Brothers Holdings Inc.
3 World Financial Center
New York, New York 10285

Ladies and Gentlemen:

            We have acted as special United States tax counsel to Lehman Brothers Holdings Inc. (the "Company") in connection with the preparation and filing of the Registration Statement on Form S-3 filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Registration Statement"), in respect of Debt Securities, Preferred Stock, Depositary Shares, and Common Stock to be offered by the Company, and Preferred Securities to be offered by Lehman Brothers Holdings Capital Trust III, Lehman Brothers Holdings Capital Trust IV, Lehman Brothers Holdings Capital Trust V, and Lehman Brothers Holdings Capital Trust VI.

            We have examined the Registration Statement, including the prospectuses dated May 8, 2001, that form a part thereof. In addition, we have examined such other documents, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. In such examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as drafts or as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

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Lehman Brothers Holdings Inc.         -2-                          May 8, 2001


            Based upon the foregoing, we hereby confirm our opinions set forth in the Registration Statement under the captions "United States Federal Income Tax Consequences".

            Our opinions are based upon the Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated thereunder and other relevant authorities and law, all as in effect on the date hereof. Consequently, future changes in the law may cause the tax treatment of the transactions referred to herein to be materially different from that described in the Registration Statement.

            We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the federal law of the United States.

            We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the headings "United States Federal Income Tax Consequences" and "Legal Matters" in the prospectuses that form a part of the Registration Statement.

                                          Very truly yours,


                                          /s/ Simpson Thacher & Bartlett
                                          SIMPSON THACHER & BARTLETT